Exhibit 99.B(d)(17)(iv)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING MUTUAL FUNDS

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	Q	R	W

ING Asia-Pacific Real Estate Fund	1.75%	2.50%	2.50%	1.50%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2009

ING Disciplined International SmallCap Fund	1.20%	1.95%	1.95%	0.95%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2008

ING Diversified International Fund(2),(5),(6)	0.50%	1.25%	1.25%	0.25%	0.35%	N/A	0.75%	0.10%
Term Expires March 1, 2010

(1)	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)

The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest. The operating expense limits for Class O and Class W of ING Diversified International Fund will increase to 0.50% and 0.25%, respectively, at the Fund level, effective March 1, 2010.

(3)

The operating expense limits, including the expenses of the underlying investment companies in which the Funds invest, for Class O and Class W of ING Diversified International Fund will increase to 1.65% and 1.40%, respectively, effective March 1, 2010.

(4)	The Initial Term expires March 1, 2010 for Class I for ING Global Natural Resources Fund.

(5)	Class W shares effective December 17, 2007 and the Initial Term for Class W shares expires March 1, 2010.

(6)

Class O Shares of ING Diversified International Fund, ING Global Bond Fund, and ING International SmallCap Multi-Manager Fund effective May 30, 2008. The Initial Term for Class O Shares of ING Global Bond Fund and ING International SmallCap Multi-Manager Fund expires March 1, 2010.

(7)	The operating expense limit for Class I shares of ING Emerging Countries Fund effective January 31, 2008.

(8)

Class W shares of ING Global Bond Fund and ING International Value Choice Fund effective June 1, 2009. The Initial Term for Class W shares of ING Global Bond Fund and ING International Value Choice Fund expires March 1, 2011 and March 1, 2010, respectively.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	Q	R	W

Total Expense Limit (3) including expenses of the underlying investment companies	1.65%	2.40%	2.40%	1.40%	1.47%	N/A	1.90%	1.22%

ING Emerging Countries Fund(5), (7)	2.25%	2.90%	2.90%	1.75%	N/A	2.15%	N/A	1.90%
Initial Term Expires March 1, 2006

ING Emerging Markets Fixed Income Fund	1.25%	2.00%	2.00%	1.00%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2007

ING European Real Estate Fund	1.75%	2.50%	2.50%	1.50%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2009

ING Foreign Fund(5)	1.95%	2.70%	2.70%	1.60%	N/A	1.85%	N/A	1.45%
Initial Term Expires March 1, 2006

ING Global Bond Fund(6),(8)	0.90%	1.65%	1.65%	0.61%	0.90%	N/A	N/A	0.65%
Initial Term Expires March 1, 2008

(1)	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)

The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest. The operating expense limits for Class O and Class W of ING Diversified International Fund will increase to 0.50% and 0.25%, respectively, at the Fund level, effective March 1, 2010.

(3)

The operating expense limits, including the expenses of the underlying investment companies in which the Funds invest, for Class O and Class W of ING Diversified International Fund will increase to 1.65% and 1.40%, respectively, effective March 1, 2010.

(4)	The Initial Term expires March 1, 2010 for Class I for ING Global Natural Resources Fund.

(5)	Class W shares effective December 17, 2007 and the Initial Term for Class W shares expires March 1, 2010.

(6)

Class O Shares of ING Diversified International Fund, ING Global Bond Fund, and ING International SmallCap Multi-Manager Fund effective May 30, 2008. The Initial Term for Class O Shares of ING Global Bond Fund and ING International SmallCap Multi-Manager Fund expires March 1, 2010.

(7)	The operating expense limit for Class I shares of ING Emerging Countries Fund effective January 31, 2008.

(8)

Class W shares of ING Global Bond Fund and ING International Value Choice Fund effective June 1, 2009. The Initial Term for Class W shares of ING Global Bond Fund and ING International Value Choice Fund expires March 1, 2011 and March 1, 2010, respectively.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	Q	R	W

ING Global Natural Resources Fund (4),(5)	2.75%	N/A	N/A	2.50%	N/A	N/A	N/A	2.50%
Initial Term Expires March 1, 2010

ING Global Real Estate Fund(5)	1.75%	2.50%	2.50%	1.50%	1.75%	N/A	N/A	1.50%
Initial Term Expires March 1, 2007

ING Index Plus International Equity Fund	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	N/A	N/A
Term Expires March 1, 2011

ING International Capital Appreciation Fund	1.50%	2.25%	2.25%	1.25%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2007

ING International Equity Dividend Fund(5)	1.40%	2.15%	2.15%	1.15%	N/A	N/A	N/A	1.15%
Initial Term Expires March 1, 2009

(1)	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)

The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest. The operating expense limits for Class O and Class W of ING Diversified International Fund will increase to 0.50% and 0.25%, respectively, at the Fund level, effective March 1, 2010.

(3)

The operating expense limits, including the expenses of the underlying investment companies in which the Funds invest, for Class O and Class W of ING Diversified International Fund will increase to 1.65% and 1.40%, respectively, effective March 1, 2010.

(4)	The Initial Term expires March 1, 2010 for Class I for ING Global Natural Resources Fund.

(5)	Class W shares effective December 17, 2007 and the Initial Term for Class W shares expires March 1, 2010.

(6)

Class O Shares of ING Diversified International Fund, ING Global Bond Fund, and ING International SmallCap Multi-Manager Fund effective May 30, 2008. The Initial Term for Class O Shares of ING Global Bond Fund and ING International SmallCap Multi-Manager Fund expires March 1, 2010.

(7)	The operating expense limit for Class I shares of ING Emerging Countries Fund effective January 31, 2008.

(8)

Class W shares of ING Global Bond Fund and ING International Value Choice Fund effective June 1, 2009. The Initial Term for Class W shares of ING Global Bond Fund and ING International Value Choice Fund expires March 1, 2011 and March 1, 2010, respectively.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	Q	R	W

ING International Growth Opportunities Fund	1.55%	2.30%	2.30%	1.30%	N/A	1.55%	N/A	N/A
Initial Term Expires March 1, 2010

ING International SmallCap Multi-Manager Fund(5),(6)	1.95%	2.60%	2.60%	1.40%	1.85%	1.85%	N/A	1.60%
Initial Term Expires March 1, 2006

ING International Value Choice Fund(8)	1.70%	2.45%	2.45%	1.45%	N/A	N/A	N/A	1.45%
Initial Term Expires March 1, 2006

ING International Value Opportunities Fund	1.40%	2.15%	2.15%	1.15%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2008

ING Russia Fund	3.35%	4.10%	N/A	N/A	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2006

H.E.

HE

Date Last Amended: June 1, 2009

(1)	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)

The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest. The operating expense limits for Class O and Class W of ING Diversified International Fund will increase to 0.50% and 0.25%, respectively, at the Fund level, effective March 1, 2010.

(3)

The operating expense limits, including the expenses of the underlying investment companies in which the Funds invest, for Class O and Class W of ING Diversified International Fund will increase to 1.65% and 1.40%, respectively, effective March 1, 2010.

(4)	The Initial Term expires March 1, 2010 for Class I for ING Global Natural Resources Fund.

(5)	Class W shares effective December 17, 2007 and the Initial Term for Class W shares expires March 1, 2010.

(6)

Class O Shares of ING Diversified International Fund, ING Global Bond Fund, and ING International SmallCap Multi-Manager Fund effective May 30, 2008. The Initial Term for Class O Shares of ING Global Bond Fund and ING International SmallCap Multi-Manager Fund expires March 1, 2010.

(7)	The operating expense limit for Class I shares of ING Emerging Countries Fund effective January 31, 2008.

(8)

Class W shares of ING Global Bond Fund and ING International Value Choice Fund effective June 1, 2009. The Initial Term for Class W shares of ING Global Bond Fund and ING International Value Choice Fund expires March 1, 2011 and March 1, 2010, respectively.